NEWS RELEASE

	Contacts:	Randy Frapart, CFO
US Dataworks, Inc.
FOR IMMEDIATE RELEASE		281-504-8026

Ken Dennard, Managing Partner
Dennard Rupp Gray & Lascar, LLC
ksdennard@drg-l.com
713-529-6600

US DATAWORKS ANNOUNCES FISCAL 2012 THIRD QUARTER RESULTS

SUGAR LAND, TX – February 14, 2012 – US Dataworks, Inc. (OTC Bulletin Board: UDWK), a leader in payment processing solutions, today announced its financial results for its fiscal 2012 third quarter ended December 31, 2011.

Revenue for the third quarter of fiscal 2012 was $1.8 million compared to revenue of $2.1 million for the third quarter of fiscal 2011.

Net income for the third quarter of fiscal 2012 was $84,000, or $0.00 per diluted share, compared to net income of $224,000, or $0.01 per diluted share, for the third quarter of fiscal 2011.

Charles E. Ramey, Chairman and CEO of US Dataworks, commented, “Third quarter results showed continued sequential improvement during fiscal 2012 in both revenue and earnings. The sum of our software transactional and subscription revenues and our software maintenance revenues grew by 30% over the prior year period, again demonstrating our sequential upward trends for the third straight quarter.”

Mr. Ramey continued, “While we ended our outsourcing arrangement with OptimizedNow for inside sales during the third quarter, we believe that this relationship was key in the development of our strategic vision for fiscal 2012 and beyond. As such, we significantly strengthened our management team with the addition of Marc Palombo as Senior Vice President of Sales and Channels. Marc brings a wealth of experience in enterprise-class cloud sales, channel partnership strategies and sales team development. He is currently reorganizing all sales responsibilities in-house and is creating a world class team.

“Our focus remains on customer acquisition, transactions under management, and average price per transaction; and we believe that our future results should continue to improve in the coming quarters as our unique value proposition is being introduced to prospective customers of all sizes in this vast emerging market,” concluded Mr. Ramey.

Conference Call Information

US Dataworks’ management has scheduled a conference call to review its fiscal 2012 third quarter results today at 11:00 a.m. Eastern time, 10:00 a.m. Central time. To listen to the call, dial (480) 629-9722 at least 10 minutes before the call begins and ask for US Dataworks’ conference call. A replay of the call will be available approximately two hours after the live broadcast ends and will be accessible until February 21, 2012. To access the replay, dial (303) 590-3030 using a pass code of 4511271#.

Investors, analysts and the general public will also have the opportunity to listen to the conference call over the Internet by visiting www.usdataworks.com. To listen to the live call on the web, please visit the Company’s web site at least fifteen minutes before the call begins to register, download and install any necessary audio software. For those who cannot listen to the live webcast, an archive will be available shortly after the call.

Additional information about Clearingworks as well as US Dataworks can be found on the company’s website at www.clearingworks.com.

About US Dataworks

US Dataworks offers on-demand payment processing services with proven enterprise-class payment, deposit, returns processing, and powerful payment analytic tools. US Dataworks is a trusted payments provider to utilities, telecommunications providers, content providers, financial institutions and government agencies.

Certain statements made in this press release (other than the historical information contained herein) constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, but not limited to, statements regarding our expectations of our ability to meet our future goals and expectations. Any forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including, but not limited to, the failure of our new solutions to perform as anticipated, our ability to provide long-term customer value and agility, our ability to protect our intellectual property, our position in the marketplace, our ability to develop and timely introduce products that address market demand, the impact of alternative technological advances and competitive products, market fluctuations, our ability to repay or refinance our debt, our ability to realize the anticipated benefits from our business initiatives, including our cloud-based solutions, and other risks detailed from time to time in our SEC reports including our Annual Report on Form 10-K for the fiscal year ended March 31, 2011. These forward-looking statements speak only as of the date hereof. US Dataworks disclaims any obligation to update these forward-looking statements.

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US DATAWORKS, INC.

UNAUDITED CONDENSED STATEMENTS OF OPERATIONS

	For the Three Months Ended December 31,		For the Nine Months Ended December 31,
	2011	2010	2011	2010

Revenues:
Software transactional and subscription revenues	$688,341	$552,233	$2,056,567	$1,638,216
Software licensing revenues	29,483	106,864	127,953	106,864
Software maintenance revenues	213,203	140,662	518,837	425,849
Professional services revenues	856,323	1,294,564	2,266,838	2,994,630
Software resale revenues	36,027	52,839	112,716	52,839

Total revenues	1,823,377	2,147,162	5,082,911	5,218,398

Cost of revenues	548,574	699,333	1,652,211	1,891,856

Gross profit	1,274,803	1,447,829	3,430,700	3,326,542

Operating expenses:
Research and development	172,280	209,954	631,887	705,227
Sales and marketing	303,401	222,186	992,258	704,837
General and administrative	542,002	624,465	1,738,340	2,167,016
Depreciation and amortization	19,586	23,350	67,064	99,469
Total operating expense	1,037,269	1,079,955	3,429,549	3,676,549

Income (loss) from operations	237,534	367,874	1,151	(350,007)

Other expense:
Interest expense	(28,378)	(20,734)	(71,913)	(5,699)
Interest expense – related party	(125,438)	(123,616)	(374,566)	(368,193)
Total other expense	(153,816)	(144,350)	(446,479)	(373,892)

Net income (loss)	$83,718	$223,524	$(445,328)	$(723,899)

Basic earnings (loss) per share	$0.00	$0.01	$(0.01)	$(0.02)

Diluted earnings (loss) per share	$0.00	$0.01	$(0.01)	$(0.02)

Basic weighted-average shares outstanding	33,425,606	33,267,580	33,397,300	33,188,350

Diluted weighted-average shares outstanding	33,430,151	33,282,261	33,397,300	33,188,350

The accompanying notes are an integral part of these unaudited condensed financial statements.

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US DATAWORKS, INC.

UNAUDITED CONDENSED BALANCE SHEETS

	December 31, 2011	March 31, 2011
	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$117,245	$44,096
Accounts receivable, trade	708,425	1,019,579
Prepaid expenses and other current assets	196,834	387,548
Total current assets	1,022,504	1,451,223

Property and equipment, net	196,451	240,500
Goodwill	4,020,698	4,020,698
Other assets	52,596	70,109
Total assets	$5,292,249	$5,782,530

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Current portion of long term debt, net of unamortized discount at December 31, 2011 and March 31, 2011 of $4,319 and 0, respectively	$574,466	$663,667
Accounts payable	410,003	582,304
Accrued expenses	214,652	79,557
Accrued interest – related parties	325,963	87,299
Deferred revenue	546,068	688,340
Total current liabilities	2,071,152	2,101,167

Long term liabilities:
Notes payable	9,903	165,157
Notes payable – related parties, net of unamortized discount at December 31, 2011 and March 31, 2011 of $303,296 and $409,302, respectively	2,788,949	2,682,943
Total long term liabilities	2,798,852	2,848,100
Total liabilities	4,870,004	4,949,267

Commitments and contingencies

Stockholders’ equity:
Convertible Series B preferred stock, $0.0001 par value, 700,000 shares authorized, 109,933 shares issued and outstanding, $3.75 liquidation preference, dividends of $448,519 and $417,444 in arrears as of December 31, 2011 and March 31, 2011, respectively	11	11

Common stock, $0.0001 par value, 90,000,000 shares authorized, 33,426,148 and 33,318,842 shares issued and outstanding as of December 31, 2011 and March 31, 2011, respectively	3,342	3,331
Additional paid-in-capital	66,582,787	66,548,488
Accumulated deficit	(66,163,895)	(65,718,567)
Total stockholders’ equity	422,245	833,263

Total liabilities and stockholders’ equity	$5,292,249	$5,782,530

The accompanying notes are an integral part of these unaudited condensed financial statements.

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US DATAWORKS, INC.

INCOME STATEMENT DATA

Non GAAP Reconciliations

For the three months and nine months ended December 31, 2011 and 2010

	For the Three Months Ended		For the Nine Months Ended
	December 31,		December 31,
	2011	2010	2011	2010
Reconciliation of Adjusted EBITDA (Note 1)
Net income (loss)	$83,718	$223,524	$(445,328)	$(723,899)
Depreciation and amortization	19,586	23,350	67,064	99,469
Stock Based compensation expense	7,313	12,796	27,199	102,082
Other (income) expense	153,816	144,350	446,479	373,892
Adjusted EBITDA (See Note 1)	$264,433	$404,020	$95,414	$(148,456)

Reconciliation of EBITDA margin
Revenue	$1,823,377	$2,147,162	$5,082,911	$5,218,398
Adjusted EBITDA	$264,433	$404,020	$95,414	$(148,456)
Margin %	14.5%	18.8%	1.9%	-2.8%

Note 1:

Adjusted EBITDA is a non-GAAP measure we define as earnings before interest, taxes, depreciation and amortization, and equity compensation expense. We use Adjusted EBITDA as a supplemental financial measure to assess (i) our operating and financial performance without regard to the structure of our financing or the historical cost basis in our assets and (ii) our ability to generate cash flow to cover our interest payments. Adjusted EBITDA has limitations as an analytical tool and should not be used as a substitute for financial measures presented in accordance with GAAP, including net income, operating income and cash flow from operating activities. Such limitations include the fact that Adjusted EBITDA does not reflect (i) cash requirements to service interest and principal payments on our debt, (ii) capital expenditure requirements or (iii) income tax payment requirements and income tax accruals. In addition, companies in our industry may define Adjusted EBITDA differently than we do, thereby limiting its usefulness as a comparative measure.

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